Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports First Quarter 2025 Results
TYSONS, VA (May 5, 2025) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2025 and provided an operational update.
Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended March 31,
	2025	2024	Change(1)
Comparable RevPAR	$177.67	$178.94	(0.7)%
Comparable Occupancy	69.2%	71.3%	(2.1)	% pts
Comparable ADR	$256.62	$250.75	2.3%

Comparable Total RevPAR	$297.30	$295.67	0.5%

Net (loss) income(2)	$(57)	$29	(296.6)%
Net (loss) income attributable to stockholders(2)	$(57)	$28	(303.6)%

Operating income	$7	$92	(92.6)%
Operating income margin	1.1%	14.5%	(1,340)	bps

Comparable Hotel Adjusted EBITDA(2)	$151	$169	(10.4)%
Comparable Hotel Adjusted EBITDA margin(2)	24.9%	27.7%	(280)	bps

Adjusted EBITDA(2)	$144	$162	(11.1)%
Adjusted FFO attributable to stockholders	$92	$111	(17.1)%

(Loss) earnings per share – Diluted(1)(3)	$(0.29)	$0.13	(323.1)%
Adjusted FFO per share – Diluted(1)(3)	$0.46	$0.52	(11.5)%
Weighted average shares outstanding – Diluted(3)	201	211	(10)
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(1)Amounts are calculated based on unrounded numbers.
(2)In Q1 2024, Park recognized a $5 million benefit resulting from grant money received from the Massachusetts Growth Capital Corporation’s Hotel & Motel Relief Grant Program, and Park’s Hawaii hotels benefited from a state unemployment tax refund of approximately $4 million, impacting Comparable Hotel Adjusted EBITDA margin by approximately (160) bps.
(3)Diluted loss per share for the three months ended March 31, 2025 was calculated based on weighted average shares of 200 million, which excludes shares that were anti-dilutive. For purposes of Diluted Adjusted FFO per share, weighted average shares were 201 million.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am very encouraged by our first quarter results, with Comparable RevPAR remaining essentially flat despite a tough comparison to last year when our portfolio significantly outperformed in almost every market, which resulted in first quarter 2024 Comparable RevPAR growth of nearly 8% as compared to the same period in 2023. Our Bonnet Creek complex in Orlando and Casa Marina – Key West hotels continue to lead our portfolio following their transformative renovations, with first quarter RevPAR increasing 14% and 12%, respectively, while transient demand accelerated in several of our key urban markets, including Chicago and New York.

We remain laser-focused on executing our strategic priorities while navigating current macroeconomic uncertainty, including disposing of $300-$400 million of non-core assets this year and reallocating and reinvesting this capital in our iconic portfolio for projects such as the $100 million transformative renovation at the Royal Palm South Beach Miami scheduled to begin mid-May. During the first quarter, we also returned $95 million of capital back to our shareholders in the form of dividends and share repurchases and spent nearly $80 million on capital improvements. With liquidity of approximately $1.2 billion, we are committed to creating long-term shareholder value and believe we are well-positioned for long-term growth.”
Additional Highlights
•Repurchased approximately 3.5 million shares of common stock for a total purchase price of $45 million at an average purchase price of $12.80 per share; and
•In April 2025, paid its first quarter cash dividend of $0.25 per share to stockholders of record as of March 31, 2025 and declared its second quarter dividend of $0.25 per share to stockholders of record as of June 30, 2025 to be paid on July 15, 2025.
Operational Update
Results for Park’s Comparable hotels in each of the Company’s key markets and by hotel type are as follows:

(unaudited)			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	1Q25	1Q24	Change(1)	1Q25	1Q24	Change		1Q25	1Q24	Change(1)
Hawaii	2	3,525	$303.66	$311.13	(2.4)%	78.4%	90.2%	(11.8)	% pts	$237.92	$280.53	(15.2)%
Orlando	3	2,325	295.00	283.63	4.0	79.9	74.2	5.7		235.80	210.46	12.0
New York	1	1,878	269.13	254.83	5.6	70.6	74.8	(4.2)		189.87	190.37	(0.3)
New Orleans	1	1,622	260.85	227.65	14.6	69.0	75.0	(6.0)		180.02	170.75	5.4
Boston	3	1,536	191.84	191.00	0.4	73.2	74.2	(1.0)		140.52	141.85	(0.9)
Southern California	5	1,773	199.32	199.19	0.1	75.2	74.6	0.6		149.84	148.65	0.8
Key West	2	461	687.05	671.01	2.4	88.8	84.1	4.7		610.36	564.62	8.1
Chicago	3	2,467	171.44	166.20	3.1	41.3	41.8	(0.5)		70.84	69.45	2.0
Puerto Rico	1	652	341.93	347.89	(1.7)	92.2	83.7	8.5		315.29	291.32	8.2
Washington, D.C.	2	1,085	199.92	181.36	10.2	68.9	66.9	2.0		137.80	121.32	13.6
Denver	1	613	166.01	170.58	(2.7)	57.7	63.5	(5.8)		95.77	108.28	(11.6)
Miami	1	393	358.65	350.53	2.3	86.4	86.5	(0.1)		309.76	303.19	2.2
Seattle	2	1,246	137.92	134.63	2.4	66.9	67.7	(0.8)		92.25	91.14	1.2
San Francisco	2	660	316.09	313.07	1.0	69.7	65.2	4.5		220.17	203.85	8.0
Other	8	2,475	185.31	186.12	(0.4)	58.1	61.8	(3.7)		107.61	115.09	(6.5)
All Markets	37	22,711	$256.62	$250.75	2.3%	69.2%	71.3%	(2.1)	% pts	$177.67	$178.94	(0.7)%

			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	1Q25	1Q24	Change(1)	1Q25	1Q24	Change		1Q25	1Q24	Change(1)
Resort	12	8,313	$322.62	$320.53	0.7%	80.0%	82.4%	(2.4)	% pts	$257.97	$264.06	(2.3)%
Urban	13	8,963	228.90	218.11	4.9	60.7	62.9	(2.2)		138.88	137.04	1.3
Airport	6	3,464	171.19	166.23	3.0	71.0	73.7	(2.7)		121.55	122.60	(0.9)
Suburban	6	1,971	190.75	185.12	3.0	59.8	59.6	0.2		114.10	110.27	3.5
All Types	37	22,711	$256.62	$250.75	2.3%	69.2%	71.3%	(2.1)	% pts	$177.67	$178.94	(0.7)%
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(1)Calculated based on unrounded numbers.
Comparable RevPAR remained essentially flat year-over-year due to a challenging comparison to last year when Park’s portfolio outperformed in almost every market, which resulted in first quarter 2024 Comparable RevPAR growth of nearly 8% as compared to the same period in 2023. However, Park continued to see improvements in group demand at its resort and urban hotels, and compared to the first quarter of 2024, group revenues at the Hilton Waikoloa Village increased over 66% due to an increase in group events, while group revenues at the Signia by Hilton Orlando Bonnet Creek increased 8% following its recent transformative renovation. Group revenues at the Hilton New Orleans Riverside increased by nearly 10% compared to the first quarter of 2024 with significant demand from the Super Bowl that was held in February 2025, resulting in RevPAR growth of over 5%, and group revenues increased by nearly 22% at the Hilton Chicago compared to the first quarter of 2024 due to an increase in corporate demand, increasing RevPAR by 17%.
At the end of March 2025, Comparable Group Revenue Pace for 2025 increased over 1% as compared to what 2024 group bookings were at the end of March 2024 and 2025 average Comparable group rates are projected to exceed 2024 average Comparable group rates by 4% for the same time period.

Balance Sheet and Liquidity
Park’s current liquidity is approximately $1.2 billion, including $950 million of available capacity under the Company’s revolving credit facility (“Revolver”). In addition, as of March 31, 2025, Park’s Net Debt was approximately $3.8 billion, and the weighted average maturity of Park’s consolidated debt is 2.9 years.
Park had the following debt outstanding as of March 31, 2025:

(unaudited, dollars in millions)
Debt(1)	Collateral	Interest Rate	Maturity Date	As of March 31, 2025
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	September 2025(2)	$52
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	124
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	156
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2028 Senior Notes	Unsecured	5.88%	October 2028	725
2029 Senior Notes	Unsecured	4.88%	May 2029	750
2030 Senior Notes	Unsecured	7.00%	February 2030	550
Finance lease obligations		7.04%	2025 to 2028	1
Total Fixed Rate Debt		5.11%(3)		3,663

Variable Rate Debt
Revolver(4)	Unsecured	SOFR + 2.00%(5)	December 2026	—
2024 Term Loan	Unsecured	SOFR + 1.95%(5)	May 2027	200
Total Variable Rate Debt		6.37%		200

Less: unamortized deferred financing costs and discount				(22)
Total Debt(1)(6)		5.18%(3)		$3,841
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(1)Excludes the $725 million non-recourse CMBS Loan (“SF Mortgage Loan”) secured by the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the “Hilton San Francisco Hotels”), which is included in debt associated with hotels in receivership in Park’s condensed consolidated balance sheets. In October 2023, the Hilton San Francisco Hotels were placed into court-ordered receivership, and thus, Park has no further economic interest in the operations of the hotels.
(2)The loan matures in August 2042 but became callable by the lender in August 2022 with six months of notice. As of March 31, 2025, Park had not received notice from the lender.
(3)Calculated on a weighted average basis.
(4)As of May 5, 2025, Park has $950 million of available capacity under the Revolver with no outstanding letters of credit.
(5)SOFR includes a credit spread adjustment of 0.1%.
(6)Excludes $157 million of Park’s share of debt of its unconsolidated joint ventures.
Capital Investments
During the first quarter of 2025, Park spent nearly $80 million on capital improvements at its hotels and expects to incur approximately $310 million to $330 million in capital expenditures during 2025. During the first quarter of 2025, Park successfully completed nearly $75 million in guestroom renovations and room conversions that began in 2024 at two of its flagship properties in Hawaii – the Rainbow Tower at the Hilton Hawaiian Village Waikiki Beach Resort and the Palace Tower at the Hilton Waikoloa Village. Park is scheduled to begin the second phase of renovations at both properties in the third quarter of 2025, alongside the second phase of guestroom renovations at the Hilton New Orleans Riverside.
Additionally, the $100 million transformative renovation at the Royal Palm South Beach Miami, a Tribute Portfolio Resort, is expected to begin mid-May 2025 and will include a full renovation of all 393 guestrooms at the oceanfront hotel, along with the addition of 11 new guestrooms. The project is expected to generate a 15% to 20% return on investment. Hotel operations will be suspended throughout the renovation, with an expected reopening in May 2026, resulting in an anticipated $17 million of disruption to Hotel Adjusted EBITDA for 2025.

Recent and upcoming renovations and return on investment projects (“ROI”) include:

(dollars in millions)
Projects & Scope of Work	Start Date(1)	Completion Date(1)	Budget	Total Incurred as of March 31, 2025(2)
Royal Palm South Beach Miami, a Tribute Portfolio Resort
Full property renovation, including the renovation of 393 guestrooms and the addition of 11 guestrooms to increase the room count to 404	Q2 2025	Q2 2026	$103	$12
Hilton Hawaiian Village Waikiki Beach Resort
Phase 1: Renovation of 392 guestrooms and the addition of 12 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 808	Started in Q3 2024	Completed in February 2025	$41	$37
Phase 2: Renovation of 404 guestrooms and the addition of 14 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 822	Q3 2025	Q1 2026	$42	$8
Hilton Waikoloa Village
Phase 1: Renovation of 197 guestrooms and the addition of 6 guestrooms through the conversion of suites to increase room count at the Palace Tower to 406	Started in Q3 2024	Completed in January 2025	$32	$29
Phase 2: Renovation of 203 guestrooms and the addition of 8 guestrooms through the conversion of suites to increase room count at the Palace Tower to 414	Q3 2025	Q1 2026	$36	$4
Hilton New Orleans Riverside
Phase 1: Renovation of 250 guestrooms at the 1,167-room Main Tower	Started in Q3 2024	Completed in November 2024	$16	$15
Phase 2: Renovation of 428 guestrooms at the 1,167-room Main Tower	Q3 2025	Q4 2025	$31	$12
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(1)Start dates and completion dates are estimates unless noted.
(2)Projects marked completed have trailing costs that have not yet been incurred.

Dividends
Park declared a first quarter 2025 cash dividend of $0.25 per share to stockholders of record as of March 31, 2025. The first quarter dividend was paid on April 15, 2025.
On April 25, 2025, Park declared a second quarter 2025 cash dividend of $0.25 per share to be paid on July 15, 2025 to stockholders of record as of June 30, 2025. The declared dividends translate to an annualized yield of approximately 10% based on Park’s closing stock price on May 1, 2025.

Full-Year 2025 Outlook
Park expects full-year 2025 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2025 Outlook as of May 5, 2025				Full-Year 2025 Outlook as of February 19, 2025				Change at Midpoint
Metric	Low		High		Low		High

Comparable RevPAR	$185		$191		$187		$192		$(2)
Comparable RevPAR change vs. 2024	(1.0)%		2.0%		0.0%		3.0%		(100)	bps
Comparable RevPAR, excluding the Royal Palm South Beach Miami	$186		$192		$188		$194		$(2)
Comparable RevPAR change vs. 2024, excluding the Royal Palm South Beach Miami	0.0%		3.0%		1.0%		4.0%		(100)	bps

Net (loss) income	$(8)		$52		$87		$147		$(95)
Net (loss) income attributable to stockholders	$(16)		$44		$79		$139		$(95)
(Loss) earnings per share – Diluted(1)	$(0.08)		$0.22		$0.39		$0.69		$(0.47)
Operating income	$243		$304		$338		$398		$(95)
Operating income margin	9.5%		11.5%		13.0%		14.9%		(350)	bps

Adjusted EBITDA	$590		$650		$610		$670		$(20)
Comparable Hotel Adjusted EBITDA margin(1)	25.6%		27.2%		26.1%		27.7%		(50)	bps
Comparable Hotel Adjusted EBITDA margin change vs. 2024(1)	(190)	bps	(30)	bps	(140)	bps	20	bps	(50)	bps
Adjusted FFO per share – Diluted(1)	$1.79		$2.09		$1.90		$2.20		$(0.11)
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(1)Amounts are calculated based on unrounded numbers.
Park’s outlook is based in part on the following assumptions:

•Except where noted, includes the impact of renovations at the Royal Palm South Beach Miami, a Tribute Portfolio Resort, of approximately $17 million of Hotel Adjusted EBITDA and 40 bps of Comparable Hotel Adjusted EBITDA margin;
•Adjusted FFO excludes $35 million of default interest and late payment administrative fees associated with default of the SF Mortgage Loan through July 15, 2025 (when the receivership is currently expected to end), which began in June 2023 and is required to be recognized in interest expense until legal titles to the Hilton San Francisco Hotels are transferred;
•Fully diluted weighted average shares for the full-year 2025 of 200 million; and
•Park’s portfolio as of May 5, 2025 and does not take into account potential future acquisitions, dispositions or any financing transactions, which could result in a material change to Park’s outlook.
Park’s full-year 2025 outlook is based on several factors, many of which are outside the Company’s control, including uncertainty surrounding macro-economic factors, such as inflation, changes in interest rates and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change. Additionally, Park’s full-year 2025 outlook does not include assumptions around the incremental impact of tariff announcements (including any foreign tariffs announced in response to changes in U.S. trade policy), or changes in travel patterns to the United States as a result of tariff or trade policy, as the net effect of such announcements cannot be ascertained or quantified at this time.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call
Park will host a conference call for investors and other interested parties to discuss first quarter 2025 results on May 5, 2025 beginning at 10 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2025 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park’s decision to cease payments on its $725 million SF Mortgage Loan secured by the Hilton San Francisco Hotels and the lender’s exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of Park’s indebtedness, the completion of capital allocation priorities, the expected repurchase of Park’s stock, the impact from macroeconomic factors (including elevated inflation and interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation, executive action or regulations, tariffs, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Park’s filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts (“REIT”) with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 40 premium-branded hotels and resorts with approximately 25,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Property and equipment, net	$7,317	$7,398
Contract asset	836	820
Intangibles, net	41	41
Cash and cash equivalents	233	402
Restricted cash	27	38
Accounts receivable, net of allowance for doubtful accounts of $3 and $4	125	131
Prepaid expenses	66	69
Other assets	70	71
Operating lease right-of-use assets	186	191
TOTAL ASSETS (variable interest entities – $208 and $223)	$8,901	$9,161
LIABILITIES AND EQUITY
Liabilities
Debt	$3,841	$3,841
Debt associated with hotels in receivership	725	725
Accrued interest associated with hotels in receivership	111	95
Accounts payable and accrued expenses	212	226
Dividends payable	54	138
Due to hotel managers	110	138
Other liabilities	190	179
Operating lease liabilities	222	225
Total liabilities (variable interest entities – $200 and $201)	5,465	5,567
Stockholders’ Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 200,815,720 shares issued and 199,782,608 shares outstanding as of March 31, 2025 and 203,407,320 shares issued and 202,553,194 shares outstanding as of December 31, 2024	2	2
Additional paid-in capital	4,017	4,063
Accumulated deficit	(525)	(420)
Total stockholders’ equity	3,494	3,645
Noncontrolling interests	(58)	(51)
Total equity	3,436	3,594
TOTAL LIABILITIES AND EQUITY	$8,901	$9,161

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Rooms	$363	$374
Food and beverage	182	182
Ancillary hotel	63	62
Other	22	21
Total revenues	630	639

Operating expenses
Rooms	100	102
Food and beverage	123	123
Other departmental and support	151	145
Other property	57	52
Management fees	30	30
Impairment and casualty loss	70	6
Depreciation and amortization	69	65
Corporate general and administrative	18	17
Other	21	21
Total expenses	639	561

Gain on derecognition of assets	16	14

Operating income	7	92

Interest income	3	5
Interest expense	(52)	(53)
Interest expense associated with hotels in receivership	(16)	(14)
Other gain, net	2	—

(Loss) income before income taxes	(56)	30
Income tax expense	(1)	(1)
Net (loss) income	(57)	29
Net income attributable to noncontrolling interests	—	(1)
Net (loss) income attributable to stockholders	$(57)	$28

(Loss) earnings per share:
(Loss) earnings per share – Basic	$(0.29)	$0.13
(Loss) earnings per share – Diluted	$(0.29)	$0.13

Weighted average shares outstanding – Basic	200	209
Weighted average shares outstanding – Diluted	200	211

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(57)	$29
Depreciation and amortization expense	69	65
Interest income	(3)	(5)
Interest expense	52	53
Interest expense associated with hotels in receivership(1)	16	14
Income tax expense	1	1
Interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	3
EBITDA	80	160
Gain on derecognition of assets(1)	(16)	(14)
Share-based compensation expense	4	4
Impairment and casualty loss	70	6
Other items	6	6
Adjusted EBITDA	$144	$162
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(1)For the three months ended March 31, 2025 and 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
COMPARABLE HOTEL ADJUSTED EBITDA AND
COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended March 31,
	2025	2024
Adjusted EBITDA	$144	$162
Less: Adjusted EBITDA from investments in affiliates	(8)	(8)
Add: All other(1)	15	15
Comparable Hotel Adjusted EBITDA	$151	$169

	Three Months Ended March 31,
	2025	2024
Total Revenues	$630	$639
Less: Other revenue	(22)	(21)
Less: Revenues from hotels disposed of	—	(8)
Comparable Hotel Revenues	$608	$610

	Three Months Ended March 31,
	2025	2024	Change(2)
Total Revenues	$630	$639	(1.4)%
Operating income	$7	$92	(92.6)%
Operating income margin(2)	1.1%	14.5%	(1,340)	bps

Comparable Hotel Revenues	$608	$610	(0.5)%
Comparable Hotel Adjusted EBITDA	$151	$169	(10.4)%
Comparable Hotel Adjusted EBITDA margin(2)	24.9%	27.7%	(280)	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Net (loss) income attributable to stockholders	$(57)	$28
Depreciation and amortization expense	69	65
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Gain on derecognition of assets(1)	(16)	(14)
Impairment loss	70	5
Pro rata FFO of investments in affiliates	1	1
Nareit FFO attributable to stockholders	66	84
Casualty loss	—	1
Share-based compensation expense	4	4
Interest expense associated with hotels in receivership(1)	16	14
Other items	6	8
Adjusted FFO attributable to stockholders	$92	$111
Nareit FFO per share – Diluted(2)	$0.33	$0.40
Adjusted FFO per share – Diluted(2)	$0.46	$0.52
Weighted average shares outstanding – Diluted	201	211
______________________________________________
(1)For the three months ended March 31, 2025 and 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.
(2)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
March 31, 2025
Debt	$3,841
Add: unamortized deferred financing costs and discount	22
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,863
Add: Park’s share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	157
Less: cash and cash equivalents	(233)
Less: restricted cash	(27)
Net Debt	$3,760

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA, ADJUSTED EBITDA, COMPARABLE HOTEL ADJUSTED EBITDA
AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, in millions)	Year Ending
	December 31, 2025
	Low Case	High Case
Net (loss) income	$(8)	$52
Depreciation and amortization expense	272	272
Interest income	(8)	(8)
Interest expense	209	209
Interest expense associated with hotels in receivership	35	35
Income tax expense	14	14
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	9	9
EBITDA	523	583
Gain on derecognition of assets	(35)	(35)
Share-based compensation expense	19	19
Impairment loss	70	70
Other items	13	13
Adjusted EBITDA	590	650
Less: Adjusted EBITDA from investments in affiliates	(18)	(19)
Add: All other	61	61
Comparable Hotel Adjusted EBITDA	$633	$692

	Year Ending
	December 31, 2025
	Low Case	High Case
Total Revenues	$2,569	$2,643
Less: Other revenue	(93)	(93)
Comparable Hotel Revenues	$2,476	$2,550

	Year Ending
	December 31, 2025
	Low Case	High Case
Total Revenues	$2,569	$2,643
Operating income	$243	$304
Operating income margin(1)	9.5%	11.5%

Comparable Hotel Revenues	$2,476	$2,550
Comparable Hotel Adjusted EBITDA	$633	$692
Comparable Hotel Adjusted EBITDA margin(1)	25.6%	27.2%
______________________________________________
(1)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2025
	Low Case	High Case
Net (loss) income attributable to stockholders	$(16)	$44
Depreciation and amortization expense	272	272
Depreciation and amortization expense attributable to noncontrolling interests	(3)	(3)
Gain on derecognition of assets	(35)	(35)
Impairment loss	70	70
Equity investment adjustments:
Equity in earnings from investments in affiliates	(1)	(1)
Pro rata FFO of equity investments	6	6
Nareit FFO attributable to stockholders	293	353
Share-based compensation expense	19	19
Interest expense associated with hotels in receivership	35	35
Other items	12	12
Adjusted FFO attributable to stockholders	$359	$419
Adjusted FFO per share – Diluted(1)	$1.79	$2.09
Weighted average diluted shares outstanding	200	200
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics include results from hotels that were active and operating in Park’s portfolio since January 1st of the previous year and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable metrics exclude results from property dispositions that have occurred through May 5, 2025 and the Hilton San Francisco Hotels, which were placed into receivership at the end of October 2023.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park’s ongoing operating performance or incurred in the normal course of business, and thus, excluded from management’s analysis in making day-to-day operating decisions and evaluations of Park’s operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net Debt also excludes Debt associated with hotels in receivership.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.

Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.